RIGHTS AGREEMENT

                                     BETWEEN

                          FIRST SENTINEL BANCORP, INC.

                                       AND

                 REGISTRAR AND TRANSFER COMPANY, AS RIGHTS AGENT

                          Dated as of December 19, 2001

                                TABLE OF CONTENTS

                                                                                                             PAGE

SECTION 1.        CERTAIN DEFINITIONS............................................................................1

SECTION 2.        APPOINTMENT OF RIGHTS AGENT....................................................................5

SECTION 3.        ISSUE OF RIGHT CERTIFICATES....................................................................5

SECTION 4.        FORM OF RIGHT CERTIFICATES.....................................................................6

SECTION 5.        COUNTERSIGNATURE AND REGISTRATION..............................................................7

SECTION 6.        TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST
                  OR STOLEN RIGHT CERTIFICATES...................................................................7

SECTION 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE............................................8

SECTION 8.        CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.............................................9

SECTION 9.        RESERVATION AND AVAILABILITY OF CAPITAL STOCK..................................................9

SECTION 10.       PREFERRED SHARES RECORD DATE..................................................................10

SECTION 11.       ADJUSTMENT OF PURCHASE PRICE NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS....................10

SECTION 12.       CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES....................................16

SECTION 13.       CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER..........................16

SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.......................................................17

SECTION 15.       RIGHTS OF ACTION..............................................................................18

SECTION 16.       AGREEMENT OF RIGHT HOLDERS....................................................................18

SECTION 17.       RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.............................................19

SECTION 18.       CONCERNING THE RIGHTS AGENT...................................................................19

SECTION 19.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.....................................20

SECTION 20.       TERMS AND CONDITIONS OF RIGHTS AGENT'S APPOINTMENT............................................20

SECTION 21.       CHANGE OF RIGHTS AGENT........................................................................22

SECTION 22.       ISSUANCE OF NEW RIGHT CERTIFICATES............................................................23

SECTION 23.       REDEMPTION....................................................................................23


                                      -i-


SECTION 24.       EXCHANGE......................................................................................24

SECTION 25.       NOTICE OF CERTAIN EVENTS......................................................................25

SECTION 26.       NOTICES.......................................................................................26

SECTION 27.       SUPPLEMENTS AND AMENDMENTS....................................................................26

SECTION 28.       SUCCESSORS....................................................................................27

SECTION 29.       DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS..........................................27

SECTION 30.       BENEFITS OF THIS AGREEMENT....................................................................27

SECTION 31.       SEVERABILITY..................................................................................27

SECTION 32.       GOVERNING LAW.................................................................................27

SECTION 33.       COUNTERPARTS..................................................................................28

SECTION 34.       SECTION DESCRIPTIVE HEADINGS..................................................................28


Exhibit A --      Form of Certificate of Designations, Preferences and
                  Rights of Series A Junior Participating Preferred Stock of
                  First Sentinel Bancorp, Inc.

Exhibit B --      Form of Right Certificate

Exhibit C --      Summary of Rights to Purchase Preferred Shares or Common Stock

                                RIGHTS AGREEMENT
                                ----------------

                  This Rights Agreement ("Agreement"), is made as of the 19th day of December, 2001, by and between First Sentinel Bancorp, Inc., a Delaware corporation having an office at 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095 ("Company"), and Registrar and Transfer Company, a corporation organized under the laws of the State of New Jersey, with its principal office at 10 Commerce Drive, Cranford, New Jersey 07016-3572 ("Rights Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Board of Directors of the Company desires to provide all shareholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that all shareholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company; and

                  WHEREAS, on December 19, 2001, the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right ("Right") for each share of common stock of the Company outstanding on January 1, 2002, each Right representing the right to purchase a one one-hundredth (1/100) interest (subject to adjustment) in a Preferred Share (as defined below), upon the terms and subject to the conditions set forth herein, and the Company's Board has further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of common stock of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below);

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

Section 1.        CERTAIN DEFINITIONS.

                  For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) ACQUIRING PERSON. The term "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 12% or more of the Company's Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 12% or more of the Common Shares then outstanding; PROVIDED, HOWEVER, that if a Person becomes the Beneficial Owner of 12% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an Acquiring Person unless, upon the consummation of the acquisition of such additional Common Shares, such Person does not own 12% or more of the Common Shares then outstanding.

                  (b) AFFILIATE. The term "Affiliate" (whether referred to as an "affiliate" of, or a Person "affiliated" with, a specified Person) shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (c) ASSOCIATE. The term "Associate," when used to indicate a relationship with any Person, shall mean:

                  (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, either alone or together with one or more members of such Person's immediate family, the Beneficial Owner of 10% or more of any class of equity securities;

                  (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity; and

                  (iii) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of such Person or any of its Subsidiaries or Affiliates.

                  (d) BENEFICIAL OWNER. A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights issued hereunder), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable Rules and Regulations promulgated under the Exchange Act, and (2) is not also then reportable under the Exchange Act on Schedule 13D under the Rules and Regulations (or any comparable or successor reports); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of such securities.

                  Notwithstanding the foregoing, none of the Company's directors, officers, employees or financial advisors shall be deemed to be the Beneficial Owner of, or to beneficially own, any Common Shares owned by any other director, officer, employee or financial advisor of the Company by virtue of such persons acting in their capacities as such, including, without limitation, in connection with any formulation and publication of the Board of Directors' recommendation of a position, and any actions taken in furtherance thereof, with respect to any acquisition proposal relating to the Company, any tender offer or exchange offer for the Common Shares, or any solicitation of proxies with respect to the Common Shares.

                  (e) BUSINESS DAY. The term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (f) CLOSE OF BUSINESS. The term "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (g) COMMON SHARES. The term "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

                  (h) DISTRIBUTION DATE. The term "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

                  (i) EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (j) EXCHANGE RATIO. The tern "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

                  (k) FINAL EXPIRATION DATE. The term "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                  (l) NASDAQ. The term "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

                  (m) PERSON. The term "Person" shall mean any individual, firm, corporation, partnership, trust, association or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (n) PREFERRED SHARES. The term "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Exhibit A hereto.

                  (o) PURCHASE PRICE. The term "Purchase Price" shall have the meaning set forth in Section 4 hereof.

                  (p) REDEMPTION DATE. The term "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

                  (q) REDEMPTION PRICE. The term "Redemption Price" shall have the meaning set forth in Section 23(b) hereof.

                  (r) RECORD DATE. The term "Record Date" shall mean the Close of Business on January 1, 2002.

                  (s) RIGHT CERTIFICATE. The term "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

                  (t) RULES AND REGULATIONS. The term "Rules and Regulations" shall mean the applicable rules and regulations promulgated by the Securities and Exchange Commission, or any applicable federal or state regulatory agency or authority that has jurisdiction over the Company at the relevant time.

                  (u) SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (v) SECURITY. The term "Security" shall have the meaning set forth in Section 11(d)(i) hereof.

                  (w) SHARES ACQUISITION DATE. The term "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (x) SUBSIDIARY. The term "Subsidiary" with respect to any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  (y) SUMMARY OF RIGHTS. The term "Summary of Rights" shall have the meaning set forth in Section 3(c) hereof.

                  (z) TRADING DAY. The term "Trading Day" with respect to a Security shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (aa) VOTING STOCK. The term "Voting Stock" shall mean (i) the Common Shares of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

        Section 2.        APPOINTMENT OF RIGHTS AGENT.

                  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon 10 days' prior written notice to the Rights Agent. The Rights Agent shall have no liability for or duty to supervise any such co-Rights Agent.

        Section 3.        ISSUE OF RIGHT CERTIFICATES.

                  (a) From the date hereof until, but not including, the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will notify the Rights Agent of the occurrence of the Distribution Date, and the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, at the Company's expense, send) by first-class, insured, postage-paid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown in the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right (subject to adjustment) for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) For purposes of the foregoing, the Distribution Date shall be the earlier of (i) the Close of Business on the 20th Business Day after the Shares Acquisition Date or (ii) the Close of Business on the 20th Business Day (or such later date as may be determined by the Board of Directors of the Company, in its sole discretion) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan) to commence, a tender offer or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 12% or more of the then outstanding Common Shares (including any such date that is after the date of this Agreement and prior to the issuance of the Rights).

                  (c) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares or Common Shares, in substantially the form of Exhibit C hereto ("Summary of Rights"), by first-class, postage-paid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown in the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (d) Certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in this paragraph (d)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                 This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement, dated as of December 19, 2001, by and between First Sentinel Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (as the same may be amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of First Sentinel Bancorp, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. First Sentinel Bancorp, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights owned by any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding. The Rights Agent shall deem any such Rights not outstanding if it has actual knowledge that they are owned by the Company.

        Section 4.        FORM OF RIGHT CERTIFICATES.

                  The Right Certificates (and the form of election to purchase Preferred Shares and the form of assignment printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto. The Right Certificates shall be in machine printable format and in a form reasonably satisfactory to the Rights Agent, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any Rule or Regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth interests in a Preferred Share as shall be set forth therein at the price per one one-hundredth interest in a Preferred Share set forth therein (the

"Purchase Price"), but the number of such one one-hundredth interests in a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

        Section 5.        COUNTERSIGNATURE AND REGISTRATION.

                  (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned and dated by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, on the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although on the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its designated office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates. In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such a signatory before delivery of the Right Certificates by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such a signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, on the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although on the date of the execution of this Agreement any such person was not such a signatory.

        Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

                  (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth interests in a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights

Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested from the holders of such Right Certificate. The Company may require payment from the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender of the Right Certificate and a signature guarantee and such other and further documentation as the Rights Agent may reasonably require to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        Section 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE.

                  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth interest in a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on January 1, 2012 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof. The Company shall provide the Rights Agent with a prompt written notice of the occurrence of any of the events provided for in this Section 7(a).

                  (b) The Purchase Price for each one one-hundredth interest in a Preferred Share pursuant to the exercise of a Right shall initially be $37.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing interests in such number of one one-hundredth interests in a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs the depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The provisions of this Section 7(c) shall apply whenever cash or securities (such as Common Shares) may be received in lieu of the Preferred Shares upon exercise of the Rights and surrender of the Right Certificates.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof.

                  (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

        Section 8.        CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

                  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        Section 9.        RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

                  (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights (and, following the date on which a person becomes an Acquiring Person, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in the treasury) shall, at the time of delivery of the certificates for such Preferred Shares or Common Shares (subject to payment of the Purchase Price), be duly authorized, validly issued and fully paid and nonassessable shares.

                  (b) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares or Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares or Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

        Section 10.       PREFERRED SHARES RECORD DATE.

                  Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS.

                  The Purchase Price, the number of Preferred Shares or other securities or interests therein covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock or interests therein issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock or interests therein which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock or interests therein of the Company issuable upon exercise of one Right.

                  (ii) Subject to Section 24 hereof, in the event any Person shall become an Acquiring Person, each holder of a Right shall have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable (regardless of whether the Right is then exercisable), in accordance with the terms of this Agreement and in lieu of interests in Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable (regardless of whether the Right is then exercisable) and dividing that product by (B) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person; provided, however, that the Purchase Price and the number of Common Shares so purchasable upon exercise of a Right shall, following the occurrence of such event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action (except as permitted under Sections 24 and 27 hereof) that would eliminate or diminish the benefits intended to be afforded by the Rights, except as provided in Section 23(b) hereof. Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate whose Rights would be void pursuant to the preceding sentence. Where a Right Certificate is delivered to the Rights Agent for transfer to an Acquiring Person or an Associate or Affiliate thereof, and the Rights Agent has actual knowledge or has received notice from the Company that the transferee is an Acquiring Person or an Associate or Affiliate thereof, that Right Certificate shall be canceled. The Rights Agent shall have no liability for canceling Right Certificates so delivered for transfer.

                  (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this paragraph (a), (A) the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights or (B) the Company, at its option, notwithstanding any other provision of this Agreement, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which the Company is a party, upon exercise of the Rights, may pay cash and/or securities equal to the Purchase Price per Right, in lieu of issuing such additional Common Shares and requiring payment therefor. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash and/or securities payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full. The Company shall provide the Rights Agent with written notice of any election made pursuant to this Section 11(a)(iii).

                  (iv) In the event that the Rights become exercisable or exchangeable under the provisions of this Agreement, the Company covenants and agrees to use its best efforts to (A) cause a registration statement under the Securities Act, or, if the Securities Act is not applicable, under the comparable federal or state securities laws applicable to the Common Shares and Preferred Shares, as in effect on the date in question, and under the applicable Rules and Regulations thereunder, on an appropriate form, with respect to the shares purchasable upon exercise of the Rights or exchangeable for such Rights, to remain effective (with a prospectus or offering circular at all times meeting the requirements of the Securities Act or any other applicable federal or state law) until the Final Expiration Date; (B) qualify or register the Common Shares or Preferred Shares purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and (C) list the shares purchasable upon exercise of the Rights on each national securities exchange on which shares of the same class or series were listed prior to exercisability of the Rights or, if such shares are not listed or admitted to the trading on any national securities exchange, on Nasdaq or such other system then in use. The Company covenants and agrees to bear the full cost of any registration, qualification or listing required under this Section 11(a)(iv).

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock or interests therein of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section

11(b) hereof) to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock (or interests therein) of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 100. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders of the Preferred Shares.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments that by reason of this Section 1l(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-millionth interest in a Preferred Share or one ten-thousandth interest in any other share or security as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                  (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares or interests therein, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (h), (i) and (m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares. The Company shall provide the Rights Agent with prompt written notice of any such election to utilize other securities, the type of securities and the exchange ratio of Right Certificates therefor.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth interests in a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth interests in a Preferred Share (calculated to the nearest one one-millionth interest in a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths interests covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredth interests in a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth interests in a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The

Company shall make a public announcement of its election to adjust the number of Rights and shall simultaneously provide the Rights Agent with written notice of such election to adjust, which announcement and notice shall indicate the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. The Company shall provide the Rights Agent with written notice of the occurrence of any distribution effected pursuant to the foregoing. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth interests in a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredth interests in a Preferred Share that were expressed in the initial Right Certificates issued hereunder but shall be deemed to represent the Purchase Price and the number of one one-hundredth interests in a Preferred Share as adjusted pursuant to the terms hereof.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment. The Company shall give the Rights Agent prompt written notice of its election to defer the issuance of Preferred Shares.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to above in Section 11(b) hereof, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

                  (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-hundredth interests in a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredth interests in a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights that each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

        Section 12.       CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF
                          SHARES.

                  Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, including, but not limited to, the adjusted Purchase Price and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent may rely, and shall incur no liability for relying upon, the most recent such certificate that it has received.

        Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                  In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth interests in a

Preferred Share for which a Right is then exercisable and (B) dividing that product by 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof and the making of payments in cash and/or securities equal to the Purchase Price in accordance with Section 11(a)(iii) hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The prior written consent of the Rights Agent must be obtained in connection with any such supplemental agreement that alters the rights or duties of the Rights Agent. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The Rights Agent may rely, and shall be fully protected in relying, on a certificate of the Company stating that the provisions of this
Section 13 have been fulfilled.

        Section 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractional interests in Preferred Shares (other than fractional interests that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional interests in Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Fractional interests in Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts, and provided, further, that the Company shall notify the Rights Agent of any such election pursuant to this Section 14(b). In lieu of fractional interests in Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) Upon accepting a Right, the holder of such Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

        Section 15.       RIGHTS OF ACTION.

                  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

        Section 16.       AGREEMENT OF RIGHT HOLDERS.

                  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require; and

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

        Section 17.       RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

                  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or interests therein or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

        Section 18.       CONCERNING THE RIGHTS AGENT.

                  (a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements (including reasonable attorneys' disbursements) incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including reasonable attorneys' fees and expenses and the costs and expenses of defending against any claim of liability in the premises. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages. Any liability of the Rights Agent will be limited to the amount of fees paid by the Company hereunder. This
Section 18(a) shall survive the termination of this Agreement.

                  (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, instructions or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons and, where necessary, verified or acknowledged, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

        Section 19.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
                          AGENT.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        Section 20.       TERMS AND CONDITIONS OF RIGHTS AGENT'S APPOINTMENT.

                  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, to all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions of any such officer. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such actions shall be taken, and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than one Business Day after the Company receives such application) without the consent of the Company unless prior to taking or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken or omitted.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent shall have reasonable grounds for believing the repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit B hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such nonexecution or failure.

                  (l) The Company agrees to give the Rights Agent prompt written notice of any event or ownership that comes to the Company's attention that would prohibit the exercise or transfer of the Rights Certificates.

        Section 21.       CHANGE OF RIGHTS AGENT.

                  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and, at the Company's expense, to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the Rights Agent, and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any State of the United States, in good standing, that is authorized under such laws to exercise the powers of the Rights Agent contemplated by this

Agreement and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 22.       ISSUANCE OF NEW RIGHT CERTIFICATES.

                  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

        Section 23.       REDEMPTION.

                  (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner. The Rights Agent shall be given written notice of any such redemption.

                  (b) The Board of Directors of the Company may, at its option, at any time prior to the 20th Business Day after any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                  (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

        Section 24.       EXCHANGE.

                  (a) The Board of Directors of the Company may, at its sole option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Rights Agent shall be given written notice of any such exchange and the Exchange Ratio pursuant to which such exchange is effected. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange, and the Rights Agent shall be given written notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute interests in Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth interest in a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to Section 3(a) of Exhibit A hereto so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share. The Rights Agent shall be given written notice of any such substitution.

                  (d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, (i) the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights or (ii) the Company, at is option, notwithstanding any other provision of this Agreement, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which the Company is a party, upon exercise of the Rights, may pay cash and/or securities equal to the Purchase Price per Right, in lieu of issuing such additional Common Shares and requiring payment therefor. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full. The Company shall provide the Rights Agent with written notice of any election made pursuant to this Section 24(d).

                  (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

        Section 25.       NOTICE OF CERTAIN EVENTS.

                  (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be earlier.

                  (b) In case an event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with
Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under
Section 11(a)(ii) hereof.

        Section 26.       NOTICES.

                  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company, shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                              First Sentinel Bancorp, Inc.
                              1000 Woodbridge Center Drive
                              Woodbridge, New Jersey 07095
                              Attn: President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                              Registrar and Transfer Company
                              10 Commerce Drive
                              Cranford, New Jersey 07016-3572
                              Attn: Vice President, Corporate Relations

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        Section 27.       SUPPLEMENTS AND AMENDMENTS.

                  The Company may, at any time prior to the time a Person becomes an Acquiring Person, by resolution of its Board of Directors, from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in any respect, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring Person, this Agreement may be amended by the Board of Directors of the Company in any manner which would not adversely affect the interests of any holders of Right Certificates (other than an Acquiring Person or an Affiliate of Associate thereof). Upon the delivery of a certificate from an executive officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that the Rights Agent shall not be required to consent to any amendment or supplement that is adverse to its interests. Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(b) hereof to not less than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person.

        Section 28.       SUCCESSORS.

                  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 29.       DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.

                  (a) The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to such Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

                  (b) In taking any action referred to in Section 29(a), the Board of Directors shall be entitled to consider, without limitation, the financial and managerial resources and future prospects of an Acquiring Person, the possible effects of the action on the business of the Company and its Subsidiaries and on the employees, customers, suppliers and creditors of the Company and its Subsidiaries and the effects on the communities in which the Company's and its Subsidiaries' facilities are located.

        Section 30.       BENEFITS OF THIS AGREEMENT.

                  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

        Section 31.       SEVERABILITY.

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 32.       GOVERNING LAW.

                  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        Section 33.       COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 34.       SECTION DESCRIPTIVE HEADINGS.

                  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.



                                    FIRST SENTINEL BANCORP, INC.


                                    By:
                                       /s/ John P. Mulkerin
                                       -----------------------------------------
                                       John P. Mulkerin
                                       President and Chief Executive Officer
Attest:


By: /s/ Christopher Martin
   -----------------------------------------
   Christopher Martin
   Corporate Secretary


                                     REGISTRAR AND TRANSFER COMPANY,
                                     as Rights Agent


                                     By:   /s/ Diane Sayek
                                        ----------------------------------------
                                        Name:  Diane Sayek
                                        Title: Vice President
Attest:


By:   /s/ Florence P. Bogaenko
   -----------------------------------------
   Name:  Florence P. Bogaenko
   Title: Account Executive

                                                                       Exhibit A
                                                                       ---------

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                          FIRST SENTINEL BANCORP, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                          ----------------------------

               We, John P. Mulkerin and Christopher Martin, being the President and Chief Executive Officer and the Corporate Secretary, respectively, of First Sentinel Bancorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware ("Corporation"), in accordance with the provisions of Sections 103 and 151 thereof, DO HEREBY CERTIFY:

               That, pursuant to the authority conferred upon the Board of Directors of the Corporation ("Board") by the Corporation's Certificate of Incorporation ("Certificate of Incorporation"), at a meeting duly called and held on December 19, 2001, at which a quorum was present and acting throughout, the Board duly adopted the following resolution creating a series of 700,000 shares of preferred stock, par value $0.01 per share, designated "Series A Junior Participating Preferred Stock":

                       RESOLVED, that, pursuant to the authority vested in the
               Board of Directors of the Corporation ("Board") by the Corporation's Certificate of Incorporation ("Certificate of Incorporation"), the Board does hereby provide for the issuance of a series of preferred stock, par value $0.01 per share, of the Corporation, to be designated "Series A Junior Participating Preferred Stock," initially consisting of seven hundred thousand (700,000) shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

               Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value $0.01 per share ("Series A Preferred Stock"), and the number of shares constituting such series shall be 700,000. Such number of shares may be increased or decreased by resolution of the Board; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

               Section 2.           DIVIDENDS AND DISTRIBUTIONS.

                       (a) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of common stock of the Corporation, par value $0.01 per share ("Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of: (a) $1.00 and (b) subject to the provision for adjustment set forth herein, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                       (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend

Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the dated fixed for the payment thereof.

               Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                       (a) Subject to the provision for adjustment hereinafter
               set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       (b) Except as otherwise provided herein, in any other
               resolution creating a series of preferred stock or any similar stock, in any amendment to the Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                       (c) Except as set forth herein, or as otherwise provided
               by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                       Section 4.           CERTAIN RESTRICTIONS.

                       (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                       (i) declare or pay dividends, or make any other
               distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                       (ii) declare or pay dividends, or make any other
               distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                       (iii) redeem or purchase or otherwise acquire for
               consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                       (iv) redeem or purchase or otherwise acquire for
               consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                       (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in a resolution of the Board, in the Certificate of Incorporation or in any other Certificate of Amendment creating a series of preferred stock or any similar stock or as otherwise required by law.

               Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of: (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable, except as otherwise provided herein.

               Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's preferred stock.

               Section 10. AMENDMENT. At any time that any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation shall not be amended in any manner, nor shall the Board take any action, which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

               Section 11. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         IN WITNESS WHEREOF, First Sentinel Bancorp, Inc. has caused this certificate to be executed by its President and Chief Executive Officer, and attested by its Corporate Secretary, this 19th day of December, 2001.


                                        FIRST SENTINEL BANCORP, INC.


                                        By:
                                           ---------------------------------
                                           John P. Mulkerin
                                           President and Chief Executive Officer


Attest:
By:
   ---------------------------------
   Christopher Martin
   Corporate Secretary

                                                                       Exhibit B
                                                                       ---------

                            FORM OF RIGHT CERTIFICATE


Certificate No. R-                          __ RIGHTS





                  NOT EXERCISABLE AFTER JANUARY 1, 2012, OR, IF EARLIER, IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. ANY RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME VOID AND WILL NO LONGER BE TRANSFERABLE.


                                RIGHT CERTIFICATE

                          FIRST SENTINEL BANCORP, INC.


                  This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 19, 2001 (as the same may be amended from time to time, "Rights Agreement"), by and between First Sentinel Bancorp, Inc., a Delaware corporation ("Company"), and Registrar and Transfer Company ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on January 1, 2012 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, a one one-hundredth interest in a fully-paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share ("Preferred Shares"), of the Company, at a purchase price of $37.00 ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredth interests in Preferred Shares that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ______________ ____, 20___, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth interests in Preferred Shares that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and of the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's common stock, par value $0.01 per share.

                  No fractional interests in Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional interests that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the company and its corporate seal. Dated as of ____________ ___, 20__.


                                            FIRST SENTINEL BANCORP, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Attest:
By:
   ---------------------------------
   Name:
   Title:

Countersigned:


REGISTRAR AND TRANSFER COMPANY,
   AS RIGHTS AGENT
By:
   ---------------------------------
      Authorized Signatory.

Dated: _________ ___, 20__

                    Form of Reverse Side of Right Certificate



                               FORM OF ASSIGNMENT
                               ------------------


             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate.)


                  FOR VALUE RECEIVED _______________________________ hereby
sell(s), assign(s) and transfer(s) unto ________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and do(es) hereby irrevocably constitute(s) and appoint(s) _________________________ as Attorney, to transfer the within Right Certificate on the books of First Sentinel Bancorp, Inc. with full power of substitution.




Dated: ______________________, 20__


                                              ------------------------------
                                              Signature


                                              ------------------------------
                                              Signature

Signature Guarantee:

                  Signatures must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.
--------------------------------------------------------------------------------
                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                              ------------------------------
                                              Signature


                                              ------------------------------
                                              Signature


--------------------------------------------------------------------------------

            [Form of Reverse Side of Right Certificate -- continued]



                          FORM OF ELECTION TO PURCHASE
                          ----------------------------


             (To be executed by the registered holder if such holder
                   desires to exercise the Right Certificate.)


To:      FIRST SENTINEL BANCORP, INC.

                  The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the interests in Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such interests in Preferred Shares be issued in the name of:


------------------------------

------------------------------

------------------------------

(Please insert social security or
other taxpayer identification number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

-------------------------------

-------------------------------

-------------------------------

(Please print name and address)

-------------------------------
(Please insert social security or
other taxpayer identification number)



Dated: ___________________, 20__

                                              ------------------------------
                                              Signature


                                              ------------------------------
                                              Signature

            [Form of Reverse Side of Right Certificate -- continued]


Signature Guarantee:


                  Signatures must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.
--------------------------------------------------------------------------------
                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                              ------------------------------
                                              Signature


                                              ------------------------------
                                              Signature


--------------------------------------------------------------------------------

                                     NOTICE
                                     ------


                  The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C
                                                                       ---------

                     [Logo of First Sentinel Bancorp, INc.]

                          SUMMARY OF RIGHTS TO PURCHASE
                        PREFERRED SHARES OR COMMON SHARES



         1. IN GENERAL. On December 19, 2001, the Board of Directors of First Sentinel Bancorp, Inc. ("First Sentinel" or the "Company") declared a dividend of one preferred share purchase right ("Right") for each share of First Sentinel's common stock. The dividend is payable on January 1, 2002 ("Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase, after the Distribution Date (as defined below), a one one-hundredth (1/100) interest in a share of Series A Junior Participating Preferred Stock ("Preferred Shares"), of First Sentinel, at a price of $37.00 ("Purchase Price"), subject to adjustment.

         The terms of the Rights are set forth in a Rights Agreement, dated as of December 19, 2001, by and between First Sentinel and Registrar and Transfer Company, as rights agent. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December 20, 2001. You can obtain a copy of the Rights Agreement, free of charge, by calling (732) 726-9700.

         Set forth below is a summary description of the Rights. This description is only a summary, is not complete and is qualified in its entirety by reference to the Rights Agreement.

         2. DISTRIBUTION DATE. Until the Distribution Date (as defined below), the Rights will be attached to and traded with First Sentinel's common stock and will be evidenced by the certificates for the common stock. The Rights "detach" from the common stock on the Distribution Date. After the Distribution Date, separate Right Certificates will be mailed to stockholders, and all Rights held by an Acquiring Person (as defined below) will become null and void.

         "Distribution Date" means the earlier of (a) the close of business on the 20th business day following a public announcement that a person or group of persons has acquired beneficial ownership of 12% or more of First Sentinel's outstanding common stock ("Acquiring Person") or (b) the 20th business day following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person.

         3. TRANSFER OF RIGHTS AND CERTIFICATES. Until the Distribution Date,
(a) the Rights will be transferred with and only with the common stock, (b) common stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (c) the surrender for transfer of any common stock certificates, even without such notation, will also constitute the transfer of the Rights associated with common stock represented by such certificates. After the Distribution Date, the Right Certificates alone will evidence the Rights.

         4. EXPIRATION. The Rights will expire on January 1, 2012, unless such date is extended or the Rights are earlier redeemed by the Company.

         5. ANTI-DILUTION ADJUSTMENTS. The Purchase Price, the number of interests in Preferred Shares issuable and the number of outstanding Rights may be adjusted from time to time to prevent dilution from certain events, such as a stock dividend, a stock split or a reclassification of the Preferred Shares or the common stock. Adjustments to the Purchase Price will not be made until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

         6. PREFERRED SHARES. Interests in Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment in an amount per share equal to the greater of (a) $1.00 and (b) 100 times the dividend declared per share of common stock for such quarter. In the event of liquidation, the holders of the interests in Preferred Shares will be entitled to a minimum preferential liquidation payment in an amount per share equal to the greater of
(i) $100.00 and (ii) 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the common shares. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per common share. These rights are protected by customary anti-dilution provisions.

         Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the 1/100 interest in a Preferred Share purchasable upon exercise of a Right should approximate the value of one share of common stock.

         7. EXERCISE OF RIGHTS FOR COMMON SHARES. If any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will have the right to receive, upon the exercise thereof at the then-current Purchase Price, that number of common shares having a market value of two times the Purchase Price. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will have the right to receive, upon the exercise thereof at the then-current Purchase Price, that number of shares of common stock of the acquiring company that, at the time of such transaction, has a market value of two times the Purchase Price.

         8. OPTIONAL EXCHANGE OF RIGHTS. After any person or group becomes an Acquiring Person, but before an Acquiring Person acquires 50% or more of our common stock, our Board may extinguish the Rights by exchanging one share of common stock (or equivalent preferred stock) for each Right (other than Rights owned by an Acquiring Person, which shall be void).

         9. REDEMPTION OF RIGHTS. At any time before the 20th business day after any person or group becomes an Acquiring Person, the Company's Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the redemption price.

         10. AMENDMENTS. The terms of the Rights may be amended by the Company's Board of Directors without the consent of the holders of the Rights; PROVIDED, HOWEVER, that, after a person or group becomes an Acquiring Person, the Board may not amend the terms of the Rights in any manner that adversely affects the holders of the Rights.

         11. RIGHTS PRIOR TO EXERCISE. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.